                                                                   Exhibit 11.1


                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)

                                                                    Three months ended
                                                                         June 30,
                                                              ------------------------------
                                                                  1997               1996
                                                              ----------          ----------
Primary
    Average shares outstanding                                  3,495,652          3,485,449
    Dilutive stock options based on treasury stock
       method using average market price                           47,006             45,592
                                                               ----------         ----------
                                                                3,542,658          3,531,041
                                                               ==========         ==========

    Net income                                                 $3,569,706         $3,425,512
                                                               ==========         ==========
    Per common share:
       Net income per common share                             $     1.01         $      .97
                                                               ==========         ==========

Fully Diluted
    Average shares outstanding                                  3,495,652          3,485,449
    Dilutive stock options based on treasury stock method
       using greater of period-end or average market price         64,000             45,592
                                                               ----------         ----------
                                                                3,559,652          3,531,041
                                                               ==========         ==========

    Net income                                                 $3,569,706         $3,425,512
                                                               ==========         ==========
    Per common share:
       Net income per common share                             $     1.00         $      .97
                                                               ==========         ==========
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